29 June 2005
United States Securities and Exchange Commission
Dear Sirs:
Re: Emgold Mining Corporation Form 20-F Registration Statement pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 Consent of Expert

Our firm was engaged to prepare the Technical Report entitled Preliminary Assessment Technical Report Idaho-Maryland Mine Grass Valley, California USA (22 November 2004) (the “Technical Report”) for Emgold Mining Corporation (the “Company”), portions of which are summarized in the Company’s Registration Statement on Form 20-F (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to a reference to our firm as having reviewed the matters set forth in this Registration Statement, and we further consent to the incorporation in this Registration Statement of the summary information concerning the Technical Report, including the reference to our firm included with such information.

Yours truly,

AMEC Americas Limited

“J.C. Milbourne”

Joe Milbourne

Technical Director, Process

Mining & Metals